Exhibit 99.2

ADT Inc. Announces Tender Offer for Up to $2,246 Million Outstanding

9.250% Second-Priority Senior Secured Notes due 2023 of Prime Security Services Borrower,

LLC and Prime Finance Inc.

BOCA RATON, FL, March 18, 2019 – ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), a leading provider of security and automation solutions in the United States and Canada, today announced that Prime Security Services Borrower, LLC (the “Issuer”) and Prime Finance Inc. (the “Co-Issuer” and, together with Issuer, the “Offerors”), each a wholly-owned subsidiary of ADT, have commenced a tender offer to purchase (the “Tender Offer”) up to $2,246 million aggregate principal amount of the Offerors’ outstanding 9.250% Second-Priority Senior Secured Notes due 2023 (the “Notes”), subject to any required proration.

The Tender Offer is being conducted in connection with the sale by the Offerors (the “Offerings”) of up to (i) $750.0 million aggregate principal amount of First-Priority Senior Secured Notes due 2024 (the “2024 Notes”), (ii) $750.0 million aggregate principal amount of First-Priority Senior Secured Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “First-Priority Notes”) and (iii) $1,250 million aggregate principal amount of Senior Unsecured Notes due 2027 (the “Senior Unsecured Notes and, together with the First-Priority Notes, the “New Notes”). The New Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The New Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The Tender Offer is conditioned upon, among other things, the consummation of the Offerings. However, the completion of the Tender Offer is not a condition to the consummation of the Offerings.

The Tender Offer

The consideration for Notes validly tendered prior to 5:00 p.m., New York City time, on March 29, 2019 (the “Early Tender Time”), and not validly withdrawn prior to the Early Tender Time, will be $1,053.04 for each $1,000 principal amount of Notes, which includes an early tender payment of $30.00 per $1,000 principal amount of Notes so tendered. The consideration for Notes validly tendered after the Early Tender Time but prior to 12:00 midnight, New York City time, at the end of April 12, 2019 (the “Expiration Time”), will be $1,023.04 for each $1,000 principal amount of Notes.

The following table summarizes important information relating to the Tender Offer. Tenders of the Notes may be withdrawn at any time prior to 5:00p.m., New York City time, on March 29, 2019 (the “Withdrawal Deadline”) but not thereafter, except to the extent the Offerors, as they determine necessary or to the extent required by law, provide additional withdrawal rights.

Notes	CUSIP Number(s)	Principal Amount Outstanding	Tender Offer Consideration	Early Tender Payment	Total Consideration
9.250% Second-Priority Senior Secured Notes due 2023	74166M AA4, US74166MAA45, U7415P AA3 and USU7415PAA31	$2,246,000,000	$1,023.04	$30.00	$1,053.04

The terms and conditions of the Tender Offer are described in an Offer to Purchase, dated March 18, 2019 (the “Offer to Purchase”).

General

The Tender Offer may be terminated or withdrawn at any time and for any reason, including if certain conditions described in the Offer to Purchase, including, among others, the successful completion of the Offerings, are not satisfied, subject to applicable law.

The Offerors will be obligated to accept for purchase, and pay for, any validly tendered Notes up to $1,000.0 million pursuant to the Tender Offer if the offerings the First-Priority Notes are consummated on terms satisfactory to the Offerors, in their sole discretion, on or prior to the applicable settlement date (the “First Financing Condition”).

The Offerors will be obligated to accept for purchase, and pay for, any validly tendered Notes up to $1,246.0 million pursuant to the Tender Offer if the offering of the Senior Unsecured Notes is consummated on terms satisfactory to the Offerors, in their sole discretion, on or prior to the applicable settlement date (the “Second Financing Condition”).

The Offerors will not be obligated to accept for purchase, and pay for, any validly tendered Notes pursuant to the Tender Offer if neither the First Financing Condition nor the Second Financing Condition has been satisfied on or prior to the applicable settlement date (the “Financing Conditions”).

The early settlement date for all Notes that are validly tendered at or prior to the Early Tender Time (and not validly withdrawn prior to the Withdrawal Deadline), and accepted by the Offerors for purchase in the Tender Offer, will be promptly after the Early Tender Time and is expected to be on or about April 4, 2019. The final settlement date for all Notes that are validly tendered after the Early Tender Time but at or prior to the Expiration Time, and accepted by the Offerors for purchase in the Tender Offer, will be promptly after the Expiration Time and is expected to be on or about April 15, 2019.

Conditional Notice of Redemption

The Offerors also delivered a Conditional Notice of Redemption to holders of the outstanding Notes, which provides for the redemption by the Offerors of up to $2,246.0 million outstanding aggregate principal amount of Notes, subject to certain conditions, including the successful completion of one or both of the Offerings, and only to the extent the Offerors have not purchased such amount of Notes in the Tender Offer.

Subject to the satisfaction of the Financing Conditions, the Offerors intend to redeem and discharge any Notes not tendered by the Expiration Time (or any Notes validly withdrawn prior to the Withdrawal Deadline) in connection with the Tender Offer in accordance with the indenture governing the Notes.

The Tender Offer is being made only pursuant to the Offer to Purchase and the related Letter of Transmittal (together, the “Offering Documents”) which will be distributed to all holders of the Notes. Deutsche Bank Securities Inc. is acting as dealer manager for the Tender Offer. Questions regarding the terms of the Tender Offer may be directed to Deutsche Bank Securities Inc., at (855) 287-1922 (U.S. toll-free) and (212) 250-7527 (collect). D.F. King & Co., Inc. is acting as the tender and information agent for the Tender Offer. Requests for the Offering Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks), (866) 796-3328 (for all others) or e-mail at adt@dfking.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the New Notes will be made only by means of a private offering memorandum.

Nothing in this press release should be construed as an offer to purchase any Notes, as the Tender Offer is being made only to the recipients of an Offer to Purchase, dated as of March 18, 2019, upon the terms and subject to the conditions set forth therein.

About ADT

ADT is a leading provider of security and automation solutions in the United States and Canada, protecting homes and businesses, people on-the-go and digital networks. Making security more accessible than ever before, and backed by 24/7 customer support, ADT is committed to providing superior customer service with a focus on speed and quality of responsiveness, helping customers feel safer and empowered. ADT is headquartered in Boca Raton, Florida and employs approximately 19,000 people throughout North America.

Forward-Looking Statements

ADT has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Investor Relations:

Jason Smith – ADT

investorrelations@adt.com

Media Relations

Mónica Talán

tel: +1 561.613.2331

mtalan@adt.com